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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173578) of GNC Holdings, Inc. of our report dated February 24, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed on February 27, 2012.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, PA
October 16, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM